Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Solera Holdings, LLC (“Company”) dated March 26, 2007 (April 30, 2007 as to Note 17), appearing in the Prospectus dated May 10, 2007 and filed on May 14, 2007 pursuant to Rule 424(b)(1) of the Securities Act, which related to the Company’s Registration Statement No. 333-140626 on Form S-1.

/s/ Deloitte & Touche LLP

San Jose, California

July 27, 2007